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                                                                    EXHIBIT 10.6

                       NONQUALIFIED STOCK OPTION AGREEMENT

                              ___________ ___, 2005

          Re: NewQuest Holdings, Inc. (the "Company") Grant of Nonqualified Stock Option

To the Participant Identified on the Signature Page attached hereto:

     The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the NewQuest Holdings, Inc. 2005 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference. Certain terms used herein are defined in Section 17 hereof.

     1. Option.

          (a) Terms. Your Option is for the purchase of up to the number of Common Shares written next to your name on the signature page attached hereto (the "Option Shares") at the price per share written next to your name on the signature page (the "Exercise Price"), payable upon exercise as set forth in
Section 1(b) below. Your Option shall expire at the close of business ten (10) years from the date of issuance (the "Expiration Date"), subject to earlier expiration as provided in Section 3(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          (b) Payment of Option Price. Subject to Sections 2 and 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the Exercise Price multiplied by the number of Option Shares to be acquired. Payment of the Option Price shall be made in cash (including check, bank draft, or money order).

     2. Exercisability/Vesting.

          (a) Normal Vesting. Your Option may be exercised only to the extent it has become vested. Your Option shall vest and become exercisable with respect to fifty percent (50%) of your Option Shares as described in Section 2(b) below (the "Time Shares") and with respect to fifty percent (50%) of your Option Shares as described in Section 2(c) below (the "Performance Shares").

          (b) Time Shares. Except as otherwise provided herein, your Option shall become vested and exercisable on the first anniversary of the Closing Date with respect to twenty percent (20%) of the Time Shares if and only if you have been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date. On

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the last day of each calendar month thereafter (commencing on the first calendar month after the first anniversary of the Closing Date), an additional 1.666666667% of the Time Shares shall become vested and exercisable, if and only if you have been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company or any of its Subsidiaries.

          (c) Performance Shares. Your Option shall fully vest and become exercisable with respect to all of your Performance Shares on the seventh anniversary of the date hereof if and only if you are, and have been, continuously employed by the Company from the date of this Agreement through the seventh anniversary of the date hereof. Notwithstanding the foregoing and except as otherwise provided herein, your Option shall vest and become exercisable with respect to twenty percent (20%) of the Performance Shares following the end of each of the five fiscal years commencing with the fiscal year ending December 31, 2005, if the Company has met the EBITDA Goal (as defined below) for such year. In addition, to the extent EBITDA in any of the Company's fiscal years ending December 31, 2005 through 2009 exceeds the EBITDA Goal for such fiscal year, such excess amount may be carried backward (but not forward) to the earliest prior year in which the EBITDA Goal was not met, and the amount of Performance Shares for which your Option shall be vested and exercisable for such earlier year shall be recalculated on the basis of such increased EBITDA amount in accordance with the provisions of this paragraph. Set forth on Annex A attached hereto are certain performance goals, expressed in terms of EBITDA, which are referred to herein as the Company's "EBITDA Goals." Notwithstanding anything to the contrary in this Agreement, the EBITDA Goal for any fiscal year of the Company may be adjusted by the Board, in consultation with management, upon the occurrence of any mergers, acquisitions, divestitures or other significant events (including, without limitation, any adjustments to reflect anticipated contributions resulting from the entry into new markets).

          (d) Acceleration of Vesting.

               (i) If you have been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company, the portion of your outstanding Option which has not become vested as of the date of such event shall immediately vest and become exercisable with respect to 100% of the Time Shares immediately prior to the consummation of such Sale of the Company;

               (ii) If you have been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company prior to the fifth anniversary of the Closing Date, the portion of your outstanding Option which has not become eligible for vesting at the date of such event shall immediately vest and become exercisable with respect to the number of the Performance Shares equal to (a) the number of Performance Shares which would have been subject to vesting after the date of the consummation of such Sale of the Company multiplied by (b) your Current Vested Performance Percentage as of the date of the consummation of such Sale of the Company. For example, if (x) the Company has met the EBITDA Goal for the Company's fiscal


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          years ending December 31, 2005 and December 31, 2006, (y) the Company
          has not met the EBITDA Goal for the Company's fiscal year ending December 31, 2007, and (z) a Sale of the Company is consummated on July 5, 2008, then your Option shall become vested and exercisable with respect to the number of Performance Shares equal to approximately 27% of the total number of Performance Shares available under this Option (which, together with the portion of your Option with respect to your Performance Shares which had already become vested and exercisable pursuant to Section 2(c) above, shall equal the number of Performance Shares equal to approximately 67% of the total number of Performance Shares available under this Option).(1) Such Performance Shares shall vest and become exercisable immediately prior to the consummation of such Sale of the Company.

               (iii) Notwithstanding Section 2(d)(ii) hereof, if you have been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company prior to the fifth anniversary of the Closing Date and pursuant to which the GTCR Investors receive Cash Inflows in an aggregate amount in excess of three (3.0) times the GTCR Investors' aggregate Cash Outflows with respect to the GTCR Investors' Preferred Shares and Common Shares (assuming vesting of Common Shares and all options to acquire Common Shares to be vested in connection with such Sale of the Company), the portion of your outstanding Option which has not become vested at the date of such event (whether due to a failure to meet EBITDA Goals or otherwise) shall immediately vest and become exercisable with respect to 100% of the Performance Shares. Such Performance Shares shall vest and become exercisable immediately prior to the consummation of such Sale of the Company.

               (iv) Notwithstanding any provision to the contrary in this Agreement, if you have been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company, in the event of a Sale of the Company, the Board may provide, in its sole discretion, that your Option (or a portion thereof) shall immediately vest and become exercisable with respect to your Performance Shares in connection with such Sale of the Company.

               (v) Notwithstanding any provision to the contrary in this Agreement, in any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee in its sole discretion.

----------
(1) Note: The 27% would equal (a) 40% (i.e. the portion of Performance Shares which would have been subject to vesting after the date of the consummation of such Sale of the Company) multiplied by (b) 66.67% (i.e. the Current Vested Performance Percentage as of the date of the consummation of such Sale of the Company).


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     3. Expiration of Option.

          (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 1(a) above.

          (b) Early Expiration Upon Termination of Employment. If your employment with the Company or any of its Subsidiaries terminates, any portion of your Option that was not vested and exercisable on your Date of Termination shall expire and be forfeited as of such date, and any portion of your Option that was vested and exercisable on such Date of Termination shall expire and be forfeited as of such date, except that: (i) if your employment terminates because you die or become subject to any Disability, your Option shall expire 180 days after your Date of Termination, but in no event after the Expiration Date, (ii) if your employment terminates because you retire (with the approval of the Board), your Option shall expire 30 days after your Date of Termination, but in no event after the Expiration Date, and (iii) if you are discharged other than for Cause, your Option shall expire 90 days after your Date of Termination, but in no event after the Expiration Date.

     4. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company or management's designee, including but not limited to the Board or an officer of the Company designated by the Board, regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 1(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires. Following any exercise of your Option, the Company shall hold all stock certificates issuable to you as a custodian on your behalf.

     5. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell, or otherwise dispose of any Option Shares unless your offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell, or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing, (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law or (iii) violate the terms and conditions of this Agreement or the Plan. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. In addition, you understand that, prior to the exercise of your Option, you will have an opportunity to ask questions and


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receive answers concerning the terms of the Option Shares, and will have the opportunity to review a copy of the Company's Certificate of Incorporation.

     6. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

     7. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable terms, conditions and provisions of, the Plan (which is incorporated in its entirety herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     8. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate your employment at any time (with or without cause), nor confer upon you any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company or any of its Subsidiaries without cause) any portion of your Option that was not previously exercised shall be forfeited in accordance with Section 3(b) above. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant or to be selected as a participant or beneficiary of any other Company or Subsidiary plan or program, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in Section 10 below.

     9. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold, from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Option, and the Company may defer the exercise of the Option or the issuance of the Option Shares thereunder unless such taxes are paid or the Company is indemnified to its reasonable satisfaction. Notwithstanding any provision of this Option to the contrary, in connection with the transfer of this Option to a transferee pursuant to Section 12 hereof, you shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

     10. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option, and the Exercise Price specified herein, in each case as may be determined by the Board or the Committee to be appropriate and equitable.


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     11. Right to Purchase Option Shares Upon Termination of Employment. Prior
to a Public Offering or a Sale of the Company, your Option Shares shall be subject to the Repurchase Option set forth in this Section 11.

          (a) Repurchase of Option Shares on Termination. If your employment with the Company or any of its Subsidiaries terminates for any reason, then the Company shall have the right, but not the obligation, to repurchase all or any portion of your Option Shares at a price per share equal to, (i) if your employment with the Company or any of its Subsidiaries is terminated for Cause, the lesser of (A) the Fair Market Value of such Option Shares as of the Date of Termination, (B) the Fair Market Value of such Option Shares as of the date of the Repurchase Notice (as defined in Section 11(b) below) and (C) the Exercise Price of such Option Shares, and (ii) if your employment with the Company or any of its Subsidiaries is terminated for any reason other than for Cause, the Fair Market Value of such Option Shares as of the date of the Repurchase Notice.

          (b) Repurchase Procedure for the Company. The Company may elect to repurchase all or any portion of your Option Shares (the "Available Option Shares") if your employment with the Company or any of its Subsidiaries has terminated (the "Repurchase Option") by delivery of written notice (a "Repurchase Notice") to you within 180 days after your Date of Termination for any Option Shares issued 181 days or more prior to the Date of Termination (or in the case of Option Shares issued 180 days or less prior to the Date of Termination or issued at any time after the Date of Termination upon exercise of this Option, no earlier than 181 days and no later than 271 days after the date of the issuance of such Option Shares) (the "Repurchase Notice Period"). The Repurchase Notice shall set forth the amount of Option Shares to be acquired, the aggregate consideration to be paid for such Option Shares, and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Option Shares under this Agreement, pro rata according to the number of Option Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Option Shares to be repurchased hereunder shall be allocated among you and the other holders of Option Shares (if any) pro rata according to the number of Option Shares to be purchased from such persons.

          (c) Repurchase Procedure for the Eligible Stockholders. If for any reason the Company does not elect to purchase all of the Available Option Shares, then the Board may (but shall not be required to) permit the Eligible Stockholders to exercise the Repurchase Option for all or any portion of the Available Option Shares that were not repurchased by the Company pursuant to
Section 11(b) above (the "Remaining Option Shares"). In the event the Board permits the Eligible Stockholders to exercise the Repurchase Option, then within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Option Shares, the Company shall give written notice (the "Option Notice") to each Eligible Stockholder setting forth the number of Remaining Option Shares and the purchase price for the Remaining Option Shares. The Eligible Stockholders may elect to purchase all or any portion of the Remaining Option Shares by giving written notice to the Company within 20 days after the Option Notice


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has been delivered to the Eligible Stockholders by the Company. If the Eligible
Stockholders elect to purchase an aggregate amount of Remaining Option Shares in excess of the amount of Remaining Option Shares specified in the Option Notice, then the Remaining Option Shares shall be allocated among the Eligible Stockholders based on the number of Preferred Shares owned by each Eligible Stockholder on the date of the Option Notice. Any Eligible Stockholder may condition its election to purchase such Remaining Option Shares on the election of one or more other Eligible Stockholder to purchase Remaining Option Shares. As soon as practicable, and in any event within 10 days after the expiration of the 20-day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Remaining Option Shares setting forth the aggregate consideration to be paid by the respective Eligible Stockholder for such Remaining Option Shares and the time and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Remaining Option Shares, the Company shall also deliver written notice to each Eligible Stockholder setting forth the amount of securities such Eligible Stockholder is entitled to purchase, the aggregate purchase price, and the time and place of the closing of the transaction.

          (d) Manner of Payment. If the Company elects to purchase all or any portion of such Option Shares, including Option Shares held by one or more of your transferees, then, within 180 days of the first date of the Repurchase Notice Period, the Company shall pay for such Option Shares (i) by offsetting obligations owed by you or your transferee(s) to the Company, (ii) with a subordinated promissory note of the Company, which subordinated promissory note shall (x) bear interest at a rate equal to the interest rate of the Company and its Subsidiaries with respect to its indebtedness for borrowed money as of the date of the Repurchase Notice (which shall be payable annually in cash unless otherwise prohibited), (y) have all principal payment due no later than on the earlier of the third anniversary of the date of issuance and the date of a Sale of the Company; and (z) be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money or (iii) at the Company's option, by certified check or wire transfer of funds. If an Eligible Stockholder elects to purchase all or any portion of the Remaining Option Shares, such Eligible Stockholder shall pay for such Option Shares by certified check or wire transfer of funds on a date to be determined by the Committee within 180 days of the first date of the Repurchase Notice Period. The Committee shall determine whether the purchasers of Option Shares hereunder shall be entitled to receive customary representations and warranties form the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

          (e) Other Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 11 shall be suspended, and the Company will make such repurchases as soon as it is permitted to do so under such restrictions.


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     12. Restrictions on Transfer.

          (a) Transfer of Option Shares. The holders of Option Shares shall not sell, transfer, assign, pledge, or otherwise dispose of (a "Transfer") any interest in any Option Shares, except pursuant to (i) a Public Sale, (ii) a Sale of the Company, or (iii) the provisions of Section 12(b) hereof.

          (b) Certain Permitted Transfers. The restrictions set forth in this
Section 12 shall not apply with respect to any Transfer of Option Shares made by will or pursuant to applicable laws of descent and distribution or to such Person's legal guardian in case of any mental incapacity or among such Person's Family Group; provided that the restrictions contained in this Section 12 will continue to be applicable to the Option Shares after any Transfer of the type referred to in this Section 12(b) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 12(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Option Shares pursuant to this Section 12(b), you will deliver a written notice (a "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

          (c) Termination of Restrictions. The restrictions set forth in this
Section 12 will continue with respect to each Option Share until the earlier of
(i) the date on which such Option Share has been transferred in a Public Sale in compliance with the terms hereof or (ii) the consummation of a Sale of the Company.

     13. Additional Restrictions on Transfer.

          (a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF OPTION EXERCISE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND PARTICIPANT DATED AS OF [DATE OF OPTION AGREEMENT]. A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) Opinion of Counsel. You may not sell, transfer, or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without


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first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer (unless waived by the Company).

          (c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company's equity securities except as part of such underwritten registration if otherwise permitted.

     14. Sale of the Company.

          (a) If the Board approves a Sale of the Company (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, you shall vote for, consent to, raise no objection against, and agree to sell your Common Shares and surrender any stock options owned by you on the terms and conditions approved by the Board, subject to the provisions of Section 14(b). You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

          (b) Your obligations with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, you shall receive the same amount of consideration per Common Share as other holders of Common Shares; and (ii) if you have currently exercisable or convertible rights to acquire Common Shares, then you shall be given the opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of Common Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Common Share received by the holders of Common Shares in connection with the Approved Sale less the exercise or conversion price per Common Share of such rights to acquire Common Shares by (2) the number of Common Shares represented by such rights.

          (c) If the Board enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), you shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint a purchaser representative designated by the Company, then the Company shall pay the fees of such purchaser representative. However, if you decline to appoint the purchaser representative designated by the Company, then you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

          (d) You shall bear the pro-rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Common Shares pursuant to an Approved Sale to the extent such costs are reasonable and incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Common Shares on their own behalf shall not be considered costs of the transaction


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hereunder.

          (e) Any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall be forfeited.

          (f) The provisions of this Section 14 shall terminate upon the consummation of a Public Offering.

     15. Confidentiality; Noncompetition and Nonsolicitation.

          (a) Obligation to Maintain Confidentiality. You acknowledge that the information, observations and data (including trade secrets) obtained by you during the course of your employment with the Company and its Subsidiaries concerning the business or affairs of the Company and its respective Subsidiaries and Affiliates ("Confidential Information") are the property of the Company or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company's business or industry of which you become aware. Therefore, you agree that you will not disclose to any unauthorized Person or use for your own account any Confidential Information without the Board's written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, (ii) was known to you prior to your employment with the Company or any of its Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. You agree to deliver to the Company at the Date of Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which you may then possess or have under your control.

          (b) Ownership of Property. You acknowledge that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company's or any of its Subsidiaries' or Affiliates' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by you (either solely or jointly with others) while employed by the Company or any of its Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) ("Work Product") belong to the Company or such Subsidiary or Affiliate and you hereby assign, and agree to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by you in the course of your work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," you hereby assign and agree to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. You shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether before or after the Date of Termination) to establish and confirm the Company's or such Subsidiary's or Affiliate's ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

          (c) Third Party Information. You understand that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and its Subsidiaries and Affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During your employment and thereafter, and without in any way limiting the provisions of Section 15(a) above, you agree to hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use anywhere in the United States, except in connection with your work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Board in writing.

          (d) Use of Information of Prior Employers. During your employment, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or Person. You will use in the performance of your duties only information which is (i) generally known and used by persons with training and experience comparable to yours and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any of its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or Person.

          (e) Noncompetition. In further consideration of the issuance of the Option to you hereunder, you acknowledge that during the course of your employment with the Company or any of its Subsidiaries you shall become familiar, and during your employment with NewQuest, LLC, a Texas limited liability company ("NQLLC"), or any of its Subsidiaries you have become familiar with the Company's, and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company, NewQuest and their predecessors and Subsidiaries and that your services have been and shall continue to be of special, unique and extraordinary value to the Company, NewQuest and their Subsidiaries, including NQLLC, and therefore you agree that, while employed by the Company or any of its Subsidiaries, and for a period of eighteen months after your Date of Termination (the "Noncompete Period"), you shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business competing with the businesses of the Company, NewQuest or their Subsidiaries, as such businesses exist prior to your Date of Termination, or, as of your Date of Termination, are contemplated to exist during the twelve-month period following your Date of Termination (the "Restricted Business"), within any geographical area in which the Company, NewQuest or any of its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit you from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation or (ii) becoming employed, engaged, associated or otherwise participating with a separately managed division or Subsidiary of a competitive business that does not engage in the Restricted Business (provided that services are provided only to such division or Subsidiary).

          (f) Nonsolicitation. You agree that, during the Noncompete Period, you shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company and any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within the twelve-month period immediately prior to the Date of Termination, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business, or reduce the amount of business done, with the Company or such Subsidiary or in any adverse way interfere with the business relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary. Notwithstanding the foregoing, nothing in this Agreement shall prohibit you from employing an individual (i) with the consent of the Company or (ii) who responded to general solicitations in publications or on websites, or through the use of search firms, so long as such general solicitations or search firm activities are not targeted specifically at an employee of Holdings or any of its Subsidiaries.

          (g) Enforcement. Because your services are unique and because you have access to Trade Secrets and other Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement, including, without limitation, any breach of this Section 15. Therefore, in the event a breach or threatened breach of this Agreement, the Company and its Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          (h) Acknowledgments. You acknowledge that the provisions of this
Section 15 are (i) in addition to, and not in limitation of, any obligation of yours under the terms of any employment agreement with the Company or a Subsidiary, and (ii) in consideration of employment with the Company or its Subsidiaries, the issuance of the Option by the Company and additional good and valuable consideration as set forth in this Agreement. In addition, you agree and acknowledge that the restrictions contained in this Section 15 do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. You agree and acknowledge that the potential harm to the Company and its Subsidiaries of the non-enforcement of this Section 15 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

     16. Remedies. The parties hereto (and the Eligible Stockholders as third-party beneficiaries hereof) shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and the Eligible Stockholders as third-party beneficiaries hereof) may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

     "Agreement" shall mean this stock option agreement.

     "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

     "Board" shall mean the board of directors of the Company.

     "Cash Inflows" with respect to any Preferred Shares or Common Shares shall include the following received in connection with a Sale of the Company:

               (i) all cash payments distributed to the holder of such Preferred Shares or Common Shares with respect to, or as consideration or in exchange for such Preferred Shares or Common Shares (whether such payments are received from the Company or any other Person), including, without duplication, all cash payments received by such holder with respect to or in exchange for the property described in the proviso in (ii) below and all cash dividends and distributions received with respect to such Preferred Shares or Common Shares; and

               (ii) the Fair Market Value of all securities and other property received by such holder with respect to, or as consideration or in exchange for such Preferred Shares or Common Shares (whether such payments are received from the Company or any other Person), including, without duplication, the Fair Market Value of property received by such holder with respect to or in exchange for the property described in the proviso below; provided that in the event that Preferred Shares or Common Shares or other property is received subject to contingencies or restrictions that are reasonably likely to affect its Fair Market Value (e.g., non-publicly traded securities or publicly traded securities subject to material restrictions or limitations, other than customary underwriter lockups or other restrictions or limitations that constitute customary limitations arising by virtue of the relative priority of such securities with respect to the issuer thereof or the short-swing profit recovery rules under the Securities Exchange Act of 1934, as amended, or a right to receive future consideration pursuant to an earn-out), the Fair Market Value of such property shall reflect appropriate discounts.

     "Cash Outflows" with respect to any Preferred Shares or Common Shares, shall include the sum of all cash payments by such holder to the Company to purchase the Preferred Shares and Common Shares.

     "Cause" shall have the meaning given to such term in the Plan.

     "Closing Date" means March 1, 2005.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Common Shares" shall mean shares of the Company's common stock, par value $0.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "Company" shall mean NewQuest Holdings, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of NewQuest Holdings, Inc. as such term is defined in Section 424(f) of the Code.

     "Current Vested Performance Percentage." means, as of any date, an amount equal to (A) the aggregate number of Performance Shares vested and exercisable as of such date divided by (B) the aggregate number of Performance Shares which would have been vested and exercisable as of such date pursuant to Section 2(c) above if the Company had met the EBITDA Goal for each of the Company's fiscal years ending prior to such date.

     "Date of Termination" shall have the meaning given to such term in the Plan.

     "Disability" shall have the meaning given to such term in the Plan.

     "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles, applied on a basis consistent with the Company's past practices; provided that, the calculation of EBITDA shall exclude (i) the management fee payable to GTCR pursuant to that certain Professional Services Agreement between GTCR and the Company, (ii) non-recurring extraordinary items (as determined by the Board in its discretion), and (iii) all start-up costs to the extent related to expansion into new markets.

     "Eligible Stockholders" shall mean the Stockholders as defined in the Stockholders Agreement.

     "Fair Market Value" of any property shall be determined in good faith by the Committee.

     "Family Group" shall mean, with respect to a Person who is an individual, such Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

     "GTCR" means GTCR Golder Rauner II L.L.C., a Delaware limited liability company.

     "GTCR Investors" means GTCR Fund VIII, L.P., a Delaware limited partnership, GTCR Fund VIII/B, L.P., a Delaware limited partnership, GTCR Co-Invest II, L.P., a Delaware limited partnership, and any investment fund managed by GTCR or any of its Affiliates that at any time executes a counterpart to the Stockholders Agreement.

     "Option Shares" shall mean (i) all Common Shares issued or issuable upon the exercise of the Option and (ii) all Common Shares issued with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Shares. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for (x) the Company, (y) to the extent acquired pursuant to Section 11, by any Eligible Stockholder, and (z) to the extent that you are permitted to transfer Option Shares pursuant to Sections 12 or 13 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Shares" shall mean shares of the Company's Preferred Stock, par value $0.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "Public Offering" shall mean an initial public offering and sale, registered under the Act, of equity securities of the Company, as approved by the Board.

     "Public Sale" shall mean any sale of Common Shares to the public pursuant to which such Common Shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Common Shares or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act, other than Rule 144(k) prior to a Public Offering.

     "Sale of the Company" shall have the meaning given to such term in the Plan.

     "Stockholders Agreement" means that certain Stockholders Agreement, dated as of March 1, 2005, by and among the Company, the GTCR Investors, and the other parties thereto, as amended from time to time pursuant to its terms.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

     18. Amendment. Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying Common Shares issuable upon the exercise of all such options) theretofore granted under the Plan (unless you will be treated in a manner different from other Plan participants, in which case your individual written consent will also be required), and, so long as any Preferred Shares remain issued and outstanding, the Eligible Stockholders who hold a majority of all Preferred Shares held by the Eligible Stockholders.

     19. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied or electronically transcribed signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     23. Governing Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     24. Adjustments of Numbers. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

     25. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications shall be sent to you and the Company at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notices required to be sent to any Eligible Stockholders shall be sent to such Eligible Stockholders at such address as set forth in the Stockholders Agreement or at such other address or to the attention of such other person as such Person has specified by prior written notice to the Company.

     26. Third-Party Beneficiary. The Company and you acknowledge that each of the Eligible Stockholders (so long as such Person is an Eligible Stockholder) is a third-party beneficiary under this Agreement.

     27. Exemptions. The Company and you acknowledge and agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and you. Each of the Option granted hereunder and any issuance of Option Shares upon exercise of the Option is intended to qualify for an exemption (the "Exemption") from the registration requirements under the Act, pursuant to Rule 701 thereof, and under applicable state securities laws. In the event that any provision of the Plan or this Agreement would cause the Option granted hereunder to not qualify for the Exemption, you and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Option to qualify for the Exemption.

     28. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

                                     * * * *

          Please execute the extra copy of this Agreement in the space below and return it to the Company's Chief Financial Officer at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        NewQuest Holdings, Inc.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Enclosures: 1. Extra copy of this Agreement
            2. Copy of the Plan

     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:                            PARTICIPANT
             ------------------------
Number of Option Shares                 Name:
                        -------------         ----------------------------------
Exercise Price $                        Address:
                -------------                    -------------------------------

                                 SPOUSAL CONSENT

     The undersigned spouse of Participant hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Common Shares under certain circumstances and imposes other restrictions on the transfer of such Common Shares. I agree that my spouse's interest in the Common Shares is subject to this Agreement and any interest I may have in such Common Shares shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

     I am aware that the legal, financial, and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------


                                        Witness
                                                --------------------------------